UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41150	86-3483780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2025, Angel Studios, Inc., a Delaware corporation (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC (each, a “Sales Agent,” and together, the “Sales Agents”), pursuant to which the Company may offer and sell from time to time shares of its Class A common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $150,000,000, to or through the Sales Agents in an “at-the-market” equity offering program.

Pursuant to the Distribution Agreement, sales of the Common Stock, if any, will be made under the Company’s effective shelf registration statement on Form S-3 (File No. 333-291514), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2025 and declared effective by the SEC on December 4, 2025, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated December 5, 2025, filed with the SEC, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including privately negotiated and block transactions. The Sales Agents will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Distribution Agreement provides that the Sales Agents will be entitled to compensation at a commission of up to 3.0% of the gross sales price per share for any shares sold through it under the Distribution Agreement. We have agreed to reimburse the Sales Agents for the fees and disbursements of its counsel in an amount not to exceed $100,000 in connection with the establishment of the at-the-market offering and, thereafter, $15,000 on a quarterly basis. The Distribution Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agents, other obligations of the parties and termination provisions.

The foregoing description of the Distribution Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein. In connection with the filing of the Distribution Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Mayer Brown LLP, with respect to the legality of the shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated December 5, 2025, between the Company and Oppenheimer & Co. Inc., TCBI Securities, Inc., doing business as Texas Capital Securities, Maxim Group LLC and Roth Capital Partners, LLC
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: December 5, 2025	By:	/s/ Scott Klossner
		Name:	Scott Klossner
		Title:	Chief Financial Officer